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                                                               EXHIBIT 99.1


                      COLUMBIA/HCA HEALTHCARE CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders (the "Meeting") of Columbia/HCA Healthcare Corporation, a Delaware corporation ("Columbia"), to be held at the offices of Columbia, One Park Plaza, Nashville, Tennessee on February 28, 1995 at 9:00 a.m., Nashville, Tennessee time, and the Joint Proxy Statement and Prospectus in connection therewith (the "Proxy Statement/Prospectus") and (2) appoints Thomas F. Frist, Jr., M.D., Richard L. Scott and Stephen T. Braun and each of them, his proxies with full power of substitution for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock, $.01 par value (the "Columbia Common Stock"), of Columbia standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Meeting and at any adjournments or postponements thereof.

  The Board of Directors recommends a vote for the items listed below.

  The undersigned directs that this proxy be voted as follows:

  (1) To approve and adopt an Agreement and Plan of Merger dated as of October 4, 1994 among Columbia, COL Acquisition Corporation ("Columbia Sub") and Healthtrust, Inc.-The Hospital Company ("Healthtrust"), pursuant to which, among other things (a) Columbia Sub would be merged with and into Healthtrust (the "Merger"), and (b) each stockholder of Healthtrust would receive for each share of common stock of Healthtrust owned as of the effective time of the merger 0.88 of a share of Columbia Common Stock (which approval and adoption shall constitute, among other things, approval of the issuance of shares of Columbia Common Stock in connection with the Merger), as described in the Proxy Statement/Prospectus.
                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  (2) To amend Columbia's Restated Certificate of Incorporation to increase the size of the Board of Directors from 15 to 18 members to accommodate the addition of three Healthtrust nominees as directors of Columbia.
                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  (3) In the discretion of the proxies, on any other matter that may properly come before the Meeting or any adjournments or postponements thereof.

 THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS
                 PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

                         (Please see reverse side)

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   The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Columbia Common Stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

   If one or more of the proxies named shall be present in person or by substitute at the Meeting or at any adjournments or postponements thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

   Please date, sign, and mail this proxy in the enclosed envelope. No postage is required.

                                                  Date: _________________, 1995

                                                  _____________________________
                                                  Signature of Stockholder

                                                  _____________________________

                                                  Signature if held jointly

                                                  Please date this proxy and
                                                  sign your name exactly as it
                                                  appears hereon. Where there
                                                  is more than one owner, each
                                                  should sign. When signing as
                                                  an attorney, administrator,
                                                  executor, guardian, or
                                                  trustee, please add your ti-
                                                  tle as such. If executed by
                                                  a corporation, the proxy
                                                  should be signed by a duly
                                                  authorized officer.